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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE                 Contact:     James P. Kelly
                                                   Director, Investor Relations
                                                   617-342-6244
                                                   jim_kelly@cabot-corp.com

                                                   Ethel Shepard
                                                   Media Relations
                                                   617-342-6254
                                                   ethel_shepard@cabot-corp.com

                  CARBON BLACK INDUSTRY INVESTIGATION INITIATED

BOSTON, MA (November 19, 2002) - Cabot Corporation (NYSE: CBT) announced today that U.S. and European antitrust authorities have initiated a joint investigation into alleged price-fixing within the carbon black industry. As part of this procedure, European antitrust authorities are reviewing documents at Cabot's European headquarters in Suresnes, France, and U.S. authorities have contacted Cabot's Boston, Massachusetts headquarters.

Cabot Corporation takes its compliance responsibilities seriously and is cooperating fully with the investigation. Neither Cabot nor its employees has been charged with any wrongdoing.

ABOUT CABOT CORPORATION

Founded in 1882, Cabot Corporation is a global specialty chemicals and materials company headquartered in Boston, Massachusetts, USA. Cabot's major products are carbon black, fumed silica, inkjet colorants, and capacitor materials. Cabot operates more than 45 manufacturing plants and offices located in 23 countries around the world. The website address is www.cabot-corp.com